Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Harold Hughes, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Rambus Inc. on Form 10-K for the fiscal year ended December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on 10-K fairly presents in all material respects the financial condition and results of operations of Rambus Inc.

Date: February 21, 2006	By:	/s/ Harold Hughes
	Name: Title:	Harold Hughes Chief Executive Officer and President and Director

I, Robert K. Eulau, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Rambus Inc. on Form 10-K for the fiscal year ended December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on 10-K fairly presents in all material respects the financial condition and results of operations of Rambus Inc.

Date: February 21, 2006	By:	/s/ Robert K. Eulau
	Name: Title:	Robert K. Eulau Sr. Vice President, Finance and Chief Financial Officer